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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 21, 1999
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                      FASTCOMM COMMUNICATIONS CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                VIRGINIA                               0-17168                             54-1289115
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(STATE OR OTHER JURISDICTION OF CORPORATION)     (COMMISSION FILE NO.)          ( IRS EMPLOYER IDENTIFICATION NO.)
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               45472 HOLIDAY DRIVE, STERLING, VIRGINIA      20166
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)   (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (703) 318-7750


                                      NONE
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             (FORMER NAME AND ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS.

       (a) Effective March 31, 1999, the Registrant acquired the assets of KG Data, Inc. ("KGD"), a Connecticut corporation engaged in the data communications business. The acquisition was valued at $845,000.

       In connection with this acquisition, which will be accounted for as a purchase, the Registrant issued 719,149 of its restricted common shares, $.01 par value to the President and sole stockholder Kenneth A. Bloom ("Bloom") in exchange for assets and the assumption of certain liabilities.

       In connection with the Acquisition, Bloom (i) was granted certain registration requests with respect to the restricted shares issued to him, and
(ii) entered into a three-year employment agreement with the Registrant.

       The Registrant intends to operate KGD as a separate subsidiary in Norwalk, Connecticut. Seven existing full-time employees of KGD are to be retained at this facility, which will be managed by Bloom.

       Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FASTCOMM COMMUNICATIONS CORPORATION
                                            -----------------------------------
                                                       (Registrant)


Date:  April 21, 1999


                                                By: /s/ Mark H. Rafferty
                                                   -----------------------------
                                                Name:  Mark H. Rafferty
                                                Title: Vice President and
                                                       Chief Financial Officer

ITEM 7
    Exhibits:
        Ex 10.1   Acquisition Agreement dated March 31, 1999
        Ex 10.2   Employment Agreement dated March 31, 1999